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Exhibit 99.1




                  NORTH EUROPEAN OIL ROYALTY TRUST ANNOUNCES
                   COURT APPROVAL OF LITIGATION SETTLEMENT





         WILMINGTON, DELAWARE February 26, 1996 -- The settlement proposed by

North European Oil Royalty Trust (NYSE-NET) and the Delaware State Escheator

for pending litigation was approved today.  After a hearing before the

Delaware Court of Chancery held today in Wilmington, Delaware, Vice Chancellor

Jack Jacobs signed an order approving the jointly proposed settlement.  The report of a court appointed solicitor ad litem, Grover C. Brown, had supported the settlement.


         The settlement mandates issuance of certain units to the Delaware

State Escheator in approximately 60 days.  "The approval of the settlement substantially eliminates the uncertainty of contingent liability for the

Trust," said John R. Van Kirk, Managing Director of the Trust, "and is a fair conclusion to one chapter in the Trust's history."


         Trust units of beneficial interest are traded on the New York Stock

Exchange under the symbol NET.  For further information, contact John R. Van

Kirk, Managing Director at (908) 741-4008.